UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2020 (December 1, 2020)

Tredegar Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2020, Tredegar Corporation (the “Company”) entered into Amendment No. 1 (the “First Amendment”) to its existing five-year, revolving, secured credit facility, originally dated as of June 28, 2019 (the “Credit Agreement”), with the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Truist Bank, Citizens Bank, N.A. and PNC Bank, National Association, as co-syndication agents, and U.S. Bank National Association, Bank of America, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the other lenders party thereto (collectively, the “Lenders”).

The following sets forth a description of the material terms of the First Amendment:

•	Aggregate borrowings available under the facility were reduced from $500 million to $375 million.

•	The definition of Consolidated EBITDA was amended to permit certain adjustments for prepayment of pension obligations on a pro forma basis.

•
Amendments were made to certain of the negative covenants, including, among other amendments, the following: (i) the restricted payments covenant was amended to permit a one-time special dividend payment of up to $200 million and an additional $75 million of dividend payments over the life of the facility; (ii) the asset disposition covenant was amended to  reduce the general basket to 20% of consolidated total assets over the life of the facility and was reset as of the effective date of the First Amendment; and (iii) the indebtedness covenant was amended to reduce several baskets to $25 million each.

The Company and its affiliates regularly engage the Lenders to provide other banking services.  All of these engagements are negotiated at arm’s length.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.  The Credit Agreement was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 1, 2019.

Item 7.01.	Regulation FD Disclosure.

On December 1, 2020, the Company issued a press release announcing that its Board of Directors (the “Board of Directors”) declared the Special Dividend (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On December 1, 2020, the Board of Directors declared a special dividend of approximately $200 million, or $5.97 per share, on the Company’s common stock (the “Special Dividend”).  The Special Dividend is payable on December 18, 2020 to shareholders of record at the close of business on December 11, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1
Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of December 1, 2020, among Tredegar Corporation, as borrower, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Truist Bank, Citizens Bank, N.A. and PNC Bank, National Association, as co-syndication agents, and U.S. Bank National Association, Bank of America, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the other lenders party thereto

99.1	Press release issued on December 1, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: December 3, 2020	By:	/s/ Michael J. Schewel
Michael J. Schewel
Vice President, General Counsel and Corporate Secretary